Exhibit 16.1

50 West San Fernando St., Suite 200 San Jose, California 95113 Telephone: 408-278-0220 Fax: 408-278-0230
September 24, 2007
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 13, 2007, to be filed by our former client, Tvia, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.
Very truly yours,
/s/ BDO Seidman, LLP